SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2011
_________________________

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Xcel Energy Inc. (“Xcel Energy”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K, which was originally filed on May 24, 2011 (the “Original 8-K”), for the sole purpose of disclosing Xcel Energy’s decision as to how frequently it will include a non-binding advisory vote on the compensation of its named executive officers in its proxy materials.  Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

In the proxy statement that Xcel Energy provided to shareholders in connection with its 2011 annual shareholders meeting (the “Annual Meeting”), Xcel Energy’s Board of Directors recommended that the shareholders vote, on an advisory basis, in favor of an annual frequency for future non-binding advisory votes on executive compensation.  At the Annual Meeting, Xcel Energy’s shareholders cast the highest number of votes for an annual frequency for future non-binding advisory votes on executive compensation.

Based on these results and consistent with the previous recommendation of Xcel Energy’s Board of Directors, the Board determined at its meeting on June 22, 2011, that Xcel Energy will hold non-binding advisory votes on executive compensation on an annual basis until the next vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2011	Xcel Energy Inc.
(a Minnesota corporation)

/s/ Cathy J. Hart
Cathy J. Hart
Vice President and Corporate Secretary